Exhibit 10.13
IPC ACQUISITION CORP.
NONQUALIFIED STOCK OPTION AGREEMENT
     THIS AGREEMENT, made as of the h day of (the “Grant Date”), between IPC Acquisition Corp. (the “Company”), and (the “Optionee”).
     WHEREAS, the Company has adopted the IPC Acquisition Corp. 2002 Stock Option Plan as amended and restated (the “Plan”) in order to provide additional incentive to certain employees, officers, consultants and directors of the Company and its Subsidiaries; and
     WHEREAS, the Committee responsible for administration of the Plan has determined to grant an option to the Optionee as provided herein;
     NOW, THEREFORE, the parties hereto agree as follows, subject to the approval of the stockholders of the Company in accordance with the final regulations promulgated under Section 280G of the Code:
     1. Grant of Option.
          1.1 The Company hereby grants to the Optionee the right and option (the “Option”) to purchase all or any part of an aggregate of whole Shares subject to, and in accordance with, the terms and conditions set forth in this Agreement and the Plan.
          1.2 The Option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.
          1.3 This Agreement shall be construed in accordance and consistent with, and subject to, the Plan (which is incorporated herein by this reference) and, except as otherwise expressly set forth herein, the capitalized terms used in this Agreement shall have the definitions set forth in the Plan.
     2. Purchase Price.
          The price at which the Optionee shall be entitled to purchase Shares upon the exercise of the Option shall be $ per Share.
     3. Duration of Option.
          The Option shall be exercisable to the extent and in the manner provided herein for a period often (10) years from the Grant Date; provided, however, that the Option may be earlier terminated as set forth herein.

     4. Vesting and Exercisability of Option.
          Subject to the terms and conditions of this Agreement and the Plan, the Option shall become vested and exercisable with respect to 25% of the total number of Shares covered by the Option on each of the First four anniversaries of the Grant Date. Notwithstanding anything contained in this Agreement to the contrary, upon the occurrence of an Exit Event, the Option, to the extent then outstanding, shall become fully vested and exercisable.
     5. Manner of Exercise and Payment.
          5.1 Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by written notice delivered in person or by mail to the Secretary of the Company, at its principal executive offices. Such notice shall state that the Optionee is electing to exercise the Option and the number of Shares in respect of which the Option is being exercised and shall be signed by the person or persons exercising the Option. If requested by the Committee, such person or persons shall (i) deliver this Agreement to the Secretary of the Company who shall endorse thereon a notation of such exercise and (ii) provide satisfactory proof as to the right of such person or persons to exercise the Option.
          5.2 The notice of exercise described in Section 5.1 hereof shall be accompanied by a cash payment in an amount equal to the full purchase price for the Shares in respect of which the Option is being exercised.
          5.3 Upon receipt of notice of exercise and full payment for the Shares in respect of which the Option is being exercised, the Company shall, subject to Section 17 of the Plan, take such action as may be necessary to effect the transfer to the Optionee of the number of Shares as to which such exercise was effective.
          5.4 The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to the Option until (i) the Option shall have been exercised pursuant to the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and has made arrangements acceptable to the Company for the payment of all applicable Withholding Taxes, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company, whereupon the Optionee shall have full voting and other ownership rights with respect to such Shares.
     6. Termination of Option. Each Option shall terminate on the date which is the tenth anniversary of the Grant Date, unless terminated earlier as follows:
          6.1 If the employment of the Optionee is terminated for any reason other than the death or Disability of the Optionee or for Cause, the portion of the Option that is not then vested and exercisable shall immediately terminate. To the extent the Option is vested and exercisable as of the date of such termination of employment, the Option shall remain exercisable for a period of one hundred and eighty (180) days following such termination of employment, after which time the Option shall automatically terminate in full.
          6.2 If the employment of the Optionee is terminated by reason of the death or Disability of the Optionee, the Option shall become immediately vested and exercisable with respect to an additional number of Shares equal to fifty percent (50%) of the Shares, if any, subject to the then unvested portion of the Option. Any portion of the Option that is not vested and exercisable after giving effect to the immediately preceding sentence shall immediately terminate. To the extent the Option is or becomes vested on the date of such termination of employment by reason of the death or Disability of the Optionee, it shall remain exercisable for one year following such termination of employment, after which time the Option shall automatically terminate in full.
          6.3 If the employment of the Optionee is terminated for Cause, (i) the Option shall immediately terminate in full whether or not the Option is then vested and exercisable and (ii) the Company shall have the right to purchase from the Optionee and the Optionee shall be required to sell to the Company, at the election of the Company at any time following such termination of employment, any of the Shares acquired pursuant to the Option at a per share purchase price equal to the lesser of (x) the Fair Market Value of a Share at the time of such purchase by the Company, or (y) the exercise price set forth in Section 2 above.
     7. Effect of Change in Control.
          Upon a Change in Control the Option shall become vested and exercisable with respect to an additional number of Shares equal to fifty (50%) of the Shares, if any, subject to the then unvested portion of the Option immediately prior to the Change in Control. In addition to the foregoing, notwithstanding anything contained in Section 6 of this Agreement to the contrary, in the event the Epitome’s employment is terminated by the Company for any reason other than Cause or Disability within one (1) year following a Change in Control, the Option shall immediately become fully vested and exercisable and remain exercisable following such termination for one hundred and eighty (180) days.
     8. Non-Transferability of Option.
          The Option shall not be Sold, transferred or otherwise disposed of other than by will or by the laws of descent and distribution. During the lifetime of the Optionee the Option shall be exercisable only by the Optionee.
     9. No Right to Continued Employment.
          Nothing in this Agreement or the Plan shall be interpreted or construed to confer upon the Optionee any right with respect to continuance of employment by the Company,

nor shall this Agreement or the Plan interfere in any way with the right of the Company to terminate the Optionee’s employment at any time.
     10. Withholding of Taxes.
          The Company shall have the right to deduct from any distribution of cash to the Optionee an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the “Withholding Taxes”) with respect to the Option. If the Optionee is entitled to receive Shares upon exercise of the Option, the Optionee shall make arrangements acceptable to the Company for the payment of the Withholding Taxes prior to the issuance of such Shares.
     11. Optionee Covenants.
          11.1 In consideration of the acquisition of Shares hereunder, the Optionee agrees that the Optionee will not, during the Optionee’s employment with the Company or any of its subsidiaries or any entity that becomes a parent of the Company following the date hereof (a “Future Parent”) and for one year thereafter (the “Non-Competition Term”), directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner with, including but not limited to holding any position as a shareholder, director, officer, consultant, independent contractor, employee, partner, or investor in, any Restricted Enterprise (as defined below); provided that in no event shall ownership of less than 1% of the outstanding equity securities of any issuer whose securities are registered under the Exchange Act, standing alone, be prohibited by this Section 11. For purposes of this Agreement, the term “Restricted Enterprise” shall mean any person, corporation, partnership or other entity that is engaged, directly or indirectly, in (a) the design, manufacture, installation, servicing, consultation and other professional services and applications of Turret Systems (as defined below); (b) the design and implementation of the in—building cabling and infrastructure necessary for customers do business; (c) the design, provisioning, installation or servicing of telecommunications services for trading floors; or (d) managed services in connection with trading organizations as provided by the Employer during the Employee’s employment with the Employer, in each case in the United States or in any other geographic location where the Employer or any of its affiliates do business. For purposes of this Agreement, the term “Turret Systems” shall mean telecommunications equipment and software to enable communications (including voice, video and data) primarily among traders, counterparties and associated support personnel. Following termination of the Optionee’s employment with all member of the Company Group, upon request of the Company, the Optionee shall notify the Company of the Optionee’s then current employment status. Notwithstanding anything to the contrary contained herein, in the event of the involuntary termination of the Optionee’s employment with the Company and its subsidiaries for any reason other than Cause, the Non-Competition Term shall end upon the earlier of (i) one year from the date of such termination and (ii) the date on which the cash severance benefits to which the Optionee is eligible, as determined by the Company, whether or not such benefits are accepted by the Optionee, would cease to be paid if accepted; provided, however, that in the event the Optionee is not eligible for any cash severance benefits, the Non-Competition Term shall terminate on the date of the Optionee’s termination of employment. For purposes of the immediately preceding sentence, any severance payable in a lump sum shall be deemed paid over a number of weeks equal to the quotient of the amount of such lump-sum severance payment divided by the Optionee’s weekly salary.
          11.2 In consideration of the acquisition of Shares hereunder, the Optionee agrees that during the Non-Competition Term, the Optionee shall not, and shall not cause any other person to, interfere with or harm, or attempt to interfere with or harm, the relationship of any member of the Company Group, or endeavor to entice away from any member of the Company Group, or hire, any person who at any time during the Optionee’s employment with any member of the Company Group was an employee or customer of any member of the Company Group, or otherwise had a material business relationship with any member of the Company Group; provided, however, that the foregoing provision will not prevent the Optionee from hiring any such person (i) who contacts the Optionee on his or her own initiative without any direct or indirect solicitation or encouragement from the Optionee (it being understood that a bona fide public advertisement for employment placed by the Optionee and not specifically targeted at such persons shall not constitute direct or indirect solicitation or encouragement) or (ii) who has been terminated by any member of the Company Group.
          11.3 The Optionee agrees and understands that in the Optionee’s position with the Company, the Optionee has been and will be exposed to and has and will receive information relating to the confidential affairs of the Company, its subsidiaries and-affiliates, including but not limited to technical information, intellectual property, business and marketing plans, strategies, customer information, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company, its subsidiaries and affiliates, and other forms of information considered by the Company to be confidential and in the nature of trade secrets (“Confidential Information”). Notwithstanding anything contained herein to the contrary, Confidential Information shall not include information that is now publicly available or that subsequently becomes publicly available other than as a direct or indirect result of a breach of this Agreement. The Optionee agrees that the Optionee will not disclose such Confidential Information, either directly or indirectly, to any third person or entity without the prior written consent of the Company. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Optionee’s employment with the Company and its subsidiaries the Optionee will promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Optionee in the course or otherwise as a result o the Optionee’s employment with the Company or its subsidiaries.

          11.4 The Optionee agrees that any breach of the terms of this Section 11 would result in irreparable injury and damage to the Company Group for which the Company Group would have no adequate remedy at law; the Optionee therefore also agrees that in the event of said breach or any threat of breach, one or more members of the Company Group, as applicable, shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Optionee and/or any and all persons and/or entities acting for and/or with the Optionee, without having to prove damages, in addition to any other remedies to which the members of the Company Group may be entitled at law or in equity. The terms of this Section 11 shall not prevent the members of the Company Group from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recovery of damages from the Optionee. The Optionee and the Company further agree that the provisions of the covenants contained in this Section 11 are reasonable and necessary to protect the businesses of the Company Group because of the Optionee’s access to confidential information and his material participation in the operation of such businesses. Should a court, arbitrator or other similar authority determine, however, that any provision of the covenants contained in this Section 11 are not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such covenants should be interpreted and enforced to the maximum extent to which such court or arbitrator deems reasonable or valid.
          The existence of any claim or cause of action by the Optionee against one or more members of the Company Group, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants contained in this Section 11.
     12. Restrictions on Sales of Shares by Optionees
          12.1 No Optionee shall Sell any Shares acquired upon exercise of the Option prior to the earlier of (i) three (3) years from the Grant Date and (ii) one hundred eighty (180) days following an IPO, other than to a Permitted Transferee or where such Sale is first approved by the Board, or is made pursuant to Section 12 or 13.4 of the Plan. In addition, to the extent applicable, before the Optionee may Sell Shares acquired upon exercise of the Option, the Shares must first be offered to the Company in accordance with Section 14 of the Plan.
          12.2 For any transfer to a Permitted Transferee to be effective hereunder, the Permitted Transferee shall agree in writing to be bound by all the terms of this Agreement and the Plan applicable to the Optionee as if the Permitted Transferee originally had been a party hereto; and provided, further, that all of the partners of any Permitted Transferee that is a partnership shall agree in writing not to transfer any partnership interests they then own or may hereafter acquire in the partnership Permitted Transferee except to a Permitted Transferee that has made the same agreement in writing to the Company, so long as the partnership Permitted Transferee shall own any Shares. Any reference herein to the Optionee shall be to the

Permitted Transferee from and after the date the transfer is effected in accordance with this Section 12.
          12.3 Any Sale or attempted Sale of Shares in violation of any provision of this Agreement shall be void, and the Company shall not record such Sale on its books or treat any purported transferee of such Shares as the owner of such Shares for any purpose.
          12.4 Each stock certificate representing Shares issuable upon the exercise of the Option shall bear a legend in substantially the following form;
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES OR BLUE SKY LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE ASSIGNED EXCEPT (1) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES THAT IS EFFECTIVE UNDER THE ACT OR (2} PURSUANT TO ANY AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES AND (3) IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAWS.
THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO THE PROVISIONS OF THE IPC ACQUISITION CORP. 2002 STOCK OPTION PLAN AS AMENDED AND RESTATED (THE “PLAN”) AND A NONQUALIFIED STOCK OPTION AGREEMENT (THE “AGREEMENT”) DATED AS OF      , WHICH INCLUDES CERTAIN RESTRICTIONS ON TRANSFER. COMPLETE AND CORRECT COPIES OF THE PLAN AND THIS AGREEMENT ARE AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST AND WITHOUT CHARGE.
     13. Optionee Bound by the Plan.
          The Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof.